Exhibit 10-3

                            BUSINESS AGREEMENT Among
            ILX Resorts Incorporated, an Arizona Corporation ("ILX")
        Premiere Vacation Club, an Arizona Nonprofit Corporation ("Club")
     Premiere Development Incorporated, an Arizona Corporation ("Premiere") Treasures of the Sea of Cortez, an Arizona limited liability company, ("TSC"), Promotora de Inversion Turistica, S.A. de C.V., a Mexican Corporation ("PIT"),
   Immobiliaria y Hotelera Los Algodones, S.A. de C.V., a Mexican Corporation
                                    ("IHLA")
      Immobiliaria Cerro Pelon, S.A. de C.V., a Mexican Corporation ("ICP")

R E C I T A L S:

         A. Promotora de Inversion Turistica, S.A. de C. V. is a Mexican corporation ("PIT") that owns certain real property located in San Carlos, Sonora, Mexico upon which PIT has begun construction of a 42 unit condominium/timeshare project known as the Sea of Cortez Beach Club, as such property and proposed improvements are more particularly described in the legal description and the construction plans and specifications attached hereto as Exhibit A (the "Timeshare Project").

         B. Immobiliaria y Hotelera Los Algodones, S.A. de C.V. is a Mexican corporation ("IHLA") that owns certain real and personal property in San Carlos, Sonora, Mexico upon which IHLA has constructed and is operating a 173 room hotel known as the San Carlos Plaza Hotel, as such property and improvements are more particularly described in attached Exhibit B (the "Hotel").

         C. Immobiliaria Cerro Pelon, S.A. de C.V. is a Mexican corporation ("ICP") that owns certain real property located in San Carlos, Sonora, Mexico upon which ICP intends to construct future improvements, as such real property is more particularly described in attached Exhibit C (the "Beach Property").

         D. Treasures of the Sea of Cortez, L.L.C. is an Arizona limited liability company ("TSC") to which PIT has granted the exclusive right to market and sell one week interval right-to-use interests in the Timeshare Project.

         E. Premiere Vacation Club is an Arizona non-profit corporation (the "Club") that provides each of its members with one week membership interests that may be used at any one or more of the resort properties included in the Club's inventory, which interest may, at each Member's option, be split into multiple stays of a minimum two day duration and also may be exchanged for stays at other resorts through a participating exchange network.

         F.  Premiere   Development   incorporated  is  an  Arizona  corporation
("Premiere") that is a wholly owned subsidiary of ILX Resorts Incorporated, a leading developer, marketer and operator of timeshare resorts located primarily in the Western United States ("ILX"). On May ___ 1998, Premiere contributed 5,000 one week interval, perpetual fee simple timeshare interests to the Club and in exchange therefore became the exclusive marketer and seller of Club memberships.
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                                                                               2

         G. TSC desires to contribute 1,500 one week interval, 25 year right-to-use timeshare interests in the Timeshare Project (the "Weeks") to Premiere with the understanding that Premiere will then transfer such Weeks to the Club (subject to approval by the Arizona Department of Real Estate) in exchange for the payment by Premiere to TSC of the consideration set forth in this Agreement, and Premiere and the Club desire to accept such contribution and payment obligations, pursuant to the terms and conditions set forth in this Agreement.

         H. PIT and TSC desire to grant Premiere the exclusive right to market and Sell the Weeks in the Timeshare Project, and Premiere desires to provide such services on an exclusive basis, subject to the terms and conditions set forth below.

         I. To facilitate sales of the Weeks and construction of the Timeshare Project, IHLA desires to grant to the Club and its Members the right to use the Hotel in the place and stead of the Timeshare Project until such time as the Timeshare Project has been constructed in accordance with the plans and specifications attached hereto as Exhibit A and is open to the public. The right to use the Hotel will be coordinated through TSC and will be subject to space availability at the Hotel.

For good and valuable consideration, the receipt and sufficiency of which the parties acknowledge, and in reliance upon the recitals, representations, warranties, covenants and conditions set forth herein, the parties agree as follows:

A G R E E M E N T:

1. Definitions. For purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Section 1:

         a. "Amenities Core" shall mean all of the amenities associated with the Hotel, including but not limited to the Hotel pools, restaurants, lobbies, beach club, tennis courts, palapas, bars and stores.

         b. "Combined Club Weeks" shall mean the Weeks contributed by TSC and PIT to Premiere and, upon approval of the Arizona Department of Real Estate, transferred by Premiere to the Club, plus the 5,000 Existing Club Weeks, plus any additional interval interests contributed to the Club from time to time. "Combined Club Week" shall mean one of the Combined Club Weeks.

         c. "Distributions" shall mean any and all payments of any nature made by Premiere or the Club to TSC or PIT in accordance with the terms and conditions of this Agreement.

         d. "Existing Club Weeks" shall mean the 5,000 one week interval, perpetual fee simple timeshare interests conveyed to the Club by Premiere on May ___, 1998.
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                                                                               3

         e. "Expenses" shall mean any and all costs, charges and expenses of any nature directly or indirectly attributable to each Combined Club Week, including but not limited to Product Costs (defined below), sales and marketing expenses, general and administrative expenses, financing costs, collection costs, closing costs, exchange fees, recording fees, loan servicing fees, home owner association subsidies, interest expenses, bad debt reserves, and any period expenses that are not typically allocated on a per Week basis, which Expenses, if estimated, shall be adjusted on a quarterly basis to reflect actual Expenses directly or indirectly attributable to each Combined Club Week. Premiere agrees that the cost estimates set forth in the proforma financial statements attached hereto as Exhibit G will not, during the three years commencing upon the execution of this Agreement, increase by more than 10% of the projected costs set forth in the attached proforma financial statements. During the three year period, any costs increases in excess of 10% will be absorbed by Premiere.

         f. "Net Sales Price" shall mean the actual purchase price paid by an unaffiliated third party purchaser to Premiere for the purchase of a Combined Club Week less any and all sales concessions. Premiere agrees that the average minimum price to be charged per Club membership type to third party purchasers will not be less than the prices established in attached Exhibit H.

         g. "Percentage Interest" shall mean a fraction, the numerator of which is the number of Weeks contributed to Premiere by TSC and the denominator of which is the total number of Combined Club Weeks in the Club, as adjusted from time to time.

         h. "Product Cost" shall be deemed to mean U.S. $2,415.00 per Combined Club Week.

         i.   "Timeshare    Project"   shall   mean   that   certain   42   unit
timeshare/condominium project known as the Sea of Cortez Beach Club to be constructed by PIT in accordance with the plans and specifications attached hereto as Exhibit A on that certain real property more particularly described in attached Exhibit A.

         j. "Week" shall mean a seven day period, consisting of one weekend and five weekdays during each calendar year for a period of twenty-five (25) years from the date of execution of this Agreement (or for a period of fifty (50) years from the date hereof if the Extension Option referenced in Section 10 of this Agreement is exercised by Premiere) during which period a Club member may reserve and use a Unit in the Timeshare Project or, until completion of construction of the Timeshare Project, a suite or room in the Hotel that is equivalent to the use right purchased by such Club member.

         k. "Weeks" shall mean the 1,500 Week interests in two-bedroom units in the Timeshare Project contributed by TSC and PIT to Premiere in accordance with
Section 2 of this Agreement and, upon approval of the Arizona Department of Real Estate, transferred by Premiere to the Club.

2. Contribution of Weeks to Premiere and Transfer to the Club. TSC and PIT hereby contribute 1,500 Weeks in the Timeshare Project to Premiere, each Week of which includes a twenty-five (25) year right-to-use the Timeshare Project and the Hotel in accordance with the terms and conditions set forth in this Agreement. Upon receipt of the Weeks and receipt of approval of the Arizona Department of Real Estate, Premiere shall transfer the Weeks to the Club, and in exchange therefore Premiere shall retain the exclusive right to market and sell the Weeks. TSC and PIT acknowledge and agree that the Weeks shall become a part of the Club's membership inventory and that all Club members will be entitled to use the Timeshare Project and the Hotel in accordance with the terms and conditions set forth in this Agreement and in the Premiere Vacation Club Membership Plan, a copy of which is attached hereto as Exhibit D. TSC and PIT agree to execute any additional documents and take any additional actions required to transfer the Weeks to Premiere. It is understood by the parties that TSC and PIT may, from time to time contribute additional timeshare weeks to the Club, subject to the advanced approval of ILX and Premiere. [Grant language subject to revision based on advice of Mexican counsel]

3. Product Cost Distributions. For each Combined Club Week sold by Premiere, TSC shall be entitled to receive an amount equal to the following:

         a. Until such time as TSC has received aggregate Distributions from Premiere pursuant to this Section 3 and Section 4 below in an amount equal to U.S. $2.7 million, TSC shall be entitled to receive an amount equal to two times
(2x) the Product Cost multiplied by the then current Percentage Interest [2 x (Product Cost x Percentage Interest)], one-half (1/2) of which shall be deemed to be an advance by Premiere to TSC and PIT (the "Advance") for the purpose of facilitating construction of the Timeshare Project, and 95% of which Advances TSC and PIT hereby agree to use for constructing the Timeshare Project;

         b. At and after such time as TSC has received aggregate Distributions from Premiere pursuant to this Section 3 and Section 4 below in an amount equal to U.S. $2.7 million, TSC shall be entitled to receive an amount equal to one-half of the Product Cost multiplied by the then Current Percentage Interest [1/2 x (Product Cost x Percentage Interest)] until such time as TSC has repaid all of the Advances to the Premiere, together with interest on the Advances at the rate of ten percent (10%) per annum. For each payment made by Premiere to TSC pursuant to this Section 3(b), Premiere shall apply an amount equal to each such payment toward the repayment of the Advance, all of which repayments shall be applied first toward the repayment any interest then due and owing on the Advance and then toward the repayment of the principal; and

         c. At and after such time as TSC has repaid the Advances and interest thereon to Premiere, TSC shall be entitled to receive an amount equal to the Product Cost multiplied by the then current Percentage Interest [Product Cost x Percentage Interest].

         d. All Distributions required pursuant to this Section 3 shall be estimated and paid on a monthly basis, and shall be adjusted to reflect actual Distribution on a quarterly basis.
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                                                                               5

4. Profit Distributions. In addition to the monies paid by Premiere to TSC pursuant to Section 2 above, for each Combined Club Week sold by Premiere, TSC shall be entitled to receive an amount equal to the following:

         a. Until such time as TSC has received aggregate Distributions from Premiere pursuant to Section 3 above, and this Section 4 in an amount equal to U.S. $2.7 million, TSC shall be entitled to receive an amount equal to two times
(2x) the sum of the Net Sales Price less Expenses plus interest income, multiplied by the then current Percentage Interest [2 x ((Net Sales Price - Expenses) x Percentage Interest)], one-half (1/2) of which shall be deemed to be an Advance to TSC and PIT for the purpose of facilitating construction of the Timeshare Project, and 95% of which Advances TSC and PIT hereby agree to use for constructing the Timeshare Project;

         b. At and after such time as TSC has received aggregate Distributions from Premiere pursuant to Section 3 above and this Section 4 in an amount equal to U.S. $2.7 million, TSC shall be entitled to receive an amount equal to one-half times (1/2x) the sum of the Net Sales Price less Expenses, multiplied by the then current Percentage Interest [1/2 x ((Net Sales Price Expenses) x Percentage Interest)] until such time as TSC has repaid the Advances to Premiere, together with interest on the Advances at the rate of ton percent (10%) per annum. For each payment made by Premiere to TSC pursuant to this
Section 4(b), Premiere shall apply an amount equal to each such payment toward the repayment of the Advance, all of which repayments shall be applied first toward the repayment of any interest then due and owing on the Advance and then toward the repayment of the principal; and

         c. At and after such time as TSC has repaid the Advances and interest thereon to Premiere, TSC shall be entitled to receive an amount equal to the Net Sales Price less Expenses, multiplied by the then current Percentage Interest [(Net Sales Price - Expenses) x Percentage Interest].

         d. All Distributions required pursuant to this Section 4 shall be estimated and paid on a monthly basis, and shall be adjusted to reflect actual Distributions on a quarterly basis.

         e. If Premiere has not made aggregate Distributions to TSC and PIT in an amount of not less than U.S. $2.7 million within three years after the date of execution of this Agreement, and if PIT has not completed construction of the Timeshare Project within such three year period, then Premiere or ILX or its designee will loan to PIT an amount equal to the difference between U.S. $2.7 million and the aggregate Distributions paid by Premiere within the three year period, which loan proceeds shall be used for the purpose of completing construction of the Timeshare Project.

         f. TSC shall be entitled to receive its prorata share of the income earned from the difference in interest paid by Premiere and interest charged to each Club member.

5. Maintenance Fee Distributions. In addition to the monies paid by Premiere to TSC pursuant to Sections 3 and 4 above, for each Combined Club Week sold by Premiere, PIT shall be entitled to receive an amount annually to offset the Maintenance Fees associated with such Combined Club Week equal to the total
Maintenance Fees received by the Club from its members during each year for which the Maintenance Fees apply less administrative expenses associated with operating the Club, multiplied by the Percentage Interest [(Maintenance Fees - Club's administrative expenses) x Percentage Interest], which payments shall be made by the Club to PIT in equal quarterly installments, commencing on January 10 of each year.

6. Term. The term of this Agreement shall be for a period of twenty-five (25) years from the date of execution hereof, unless otherwise extended by Premiere's exercise of the Extension Option (defined below) in accordance with Section 10 of this Agreement, whereupon the term of this Agreement shall be fifty (50) years.

7. Representations and Warranties of TSC, PIT, IHLA and ICP. TSC, PIT, IHLA and ICP each independently represent and warrant to the Club and Premiere as follows:

         a. Authority of TSC, PIT, IHLA and ICP. TSC, PIT, IHLA and ICP each represent and warrant that this Agreement has been duly and validly executed and delivered by each of TSC, PIT, IHLA and ICP and is a legal, valid and binding obligation of each of TSC, PIT, IHLA and ICP, enforceable in accordance with its terms. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by TSC, PIT, IHLA or ICP with any of the provisions hereof will (i) result in any conflict with, breach of, or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture or warrant or any franchise, license, permit, agreement or other instrument or obligation to which TSC, PIT, IHLA or ICP is a party or by which any of TSC, PIT, IHLA or ICP or any of their respective properties or assets may be bound, (ii) violate any order, writ, injunction, judgment, decree, law, statute, rule or regulation applicable to TSC, PIT, IHLA or ICP or any of their respective properties or assets, or (iii) violate any provision of any of TSC's, PIT's, IHLA's or ICP's articles of incorporation, bylaws or regulations. No action, consent or approval by, or filing with, any federal, state, municipal, court or governmental or administrative body or agency, or any other regulatory or self-regulatory body, is required in connection with the execution and delivery by any of TSC, PIT, IHLA or ICP of this Agreement or the consummation by TSC, PIT, IHLA or ICP of the transactions contemplated hereby.

         b. Corporate Existence. TSC, PIT, IHLA and ICP, respectively, each represent and warrant that it: (i) is a corporation or company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has the corporate power and authority to enter into and perform all its obligations under this Agreement, including but not limited to the power and authority to convey the Weeks to Premiere in accordance with
Section 2 of this Agreement, (iii) has the corporate power and authority to own its property and carry on its business as presently conducted and possesses all rights, privileges, franchises, licenses, permits, concessions, authorizations and approvals, governmental or otherwise necessary to entitle it to use, own, lease or otherwise hold its properties and assets, including but not limited to the Hotel, the Timeshare Project and the Weeks, as applicable, and to carry on its business as presently conducted or as proposed to be conducted, including business associated with the Hotel and the Timeshare Project, as applicable, and (iv) has duly and validly granted all powers of attorney required to execute this Agreement and all such powers of attorney are in full force and effect.

         c. Liabilities and Obligations. Except as disclosed in Exhibit E or in this Agreement, PIT and IHLA have not, with respect to the Timeshare Project and the Hotel, respectively, (i) sold, assigned, transferred, conveyed, leased or otherwise disposed of or agreed to sell, assign, transfer, convey, lease or otherwise dispose of any of the real property, improvements or other assets of the Timeshare Project (including but not limited to the Weeks) or the Hotel, or
(ii) taken any action, or omitted to take any action, that resulted in a material breach of or constituted a material default under (or would, with the giving of notice or passage of time, result in a material breach of or constitute a material default under) any note, bond, indenture, mortgage, (ease, license, agreement or other instrument or obligation to which the Timeshare Project, the Hotel or the Weeks are bound, or resulted in (or would, with the giving of notice or the passage of time, result in) the creation or imposition of any material lien, material charge or material encumbrance of any nature whatsoever upon the Timeshare Project, the Hotel or the Weeks.

         d. Taxes. TSC, PIT and IHLA each independently represent and warrant that it has timely filed with all appropriate governmental authorities (including tax, customs, social security, housing and retirement authorities) all federal, state, local and foreign tax returns and reports required under applicable law to be filed on or before the date hereof in respect of any fiscal period ended on or before the date hereof and each such return or report is complete and correct. All taxes, assessments and other governmental charges upon each of TSC, PIT and IHLA or upon any of their assets, including but not limited to the Timeshare Project or the Hotel that are due and payable have been paid in full, other than those currently payable without penalty or interest. No tax return of any of TSC, PIT or IHLA is currently under examination by the Ministry of Finance or any other Mexican authority, nor is the Ministry of Finance or any other authority (whether domestic or foreign and including customs, social security, housing, and retirement authorities) asserting or, to the best knowledge of any of TSC, PIT or IHLA, threatening to assert against any of TSC, PIT or IHLA any adjustment, deficiency or claim for additional taxes, payments or interest thereon or penalties in connection therewith.

         e. Litigation. There has not been and there is not now pending or threatened, any claim, action, suit, proceeding, arbitration, investigation or inquiry before any federal, state, municipal, court or governmental or administrative body or agency, other regulatory body or any private arbitration tribunal, relating to or affecting any of TSC, PIT, IHLA or ICP or any director or officer thereof in his capacity as such, or the Hotel or the Timeshare Project. There are no orders, judgments or decrees of any court or governmental or administrative body or agency, or any other regulatory body, affecting any of TSC, PIT, IHLA or ICP or the Hotel or the Timeshare Project. Each of TSC, PIT and IHLA independently represent and warrant that it is not in default under any order, writ, injunction or decree of any court or governmental or administrative body or agency or any other regulatory body with respect to, or any way affecting, the Hotel or the Timeshare Project.

         f. Compliance with Law. Each of TSC, PIT, IHLA and ICP independently represent and warrant that: (i) it has complied and is complying in all material respects with all laws, regulations, rules, ordinances and orders of all applicable governmental authorities or any other regulatory bodies applicable to each of TSC, PIT, IHLA and ICP and each of their properties, assets and businesses, including but not limited to those applicable to the Hotel, the Timeshare Project and the, Weeks, as applicable, and (ii) it has all federal, state, local and foreign governmental licenses, permits (including but not limited to the federal permit necessary to create and sell timeshare interests in Mexico, any permits, filings or registrations required by the State of Sonora with respect to the creation and sale of interests in a timeshare project, the local building permits required to construct the Timeshare Project, and any other local or state licenses or permits required to create and convey a timeshare interest in Mexico) and concessions (including but not limited to a federal beach concession for that portion of the real property associated with the Hotel, the Timeshare Project and the Beach Property that lies within Mexico's federal zone), material or necessary to the conduct of its business and all such licenses, permits and concessions are in full force and effect.

         g. Accuracy of Information. The information contained in this Agreement and the Exhibits and the written information provided by each of TSC, PIT, IHLA and ICP and their respective agents to Premiere and the Club and their agents is true, complete and correct in all material respects.

         h. Brokers and Finders. None of TSC, PIT, IHLA or ICP, nor any officer, director or employee thereof has employed any broker or finder, or incurred any liability for any brokerage fees, commissions or finders' fees, in connection with the transactions contemplated by this Agreement.

         i. Environmental Matters. There has been no storage, disposal or treatment of solid wastes or hazardous wastes at or on the Hotel, the Timeshare Project or the Beach Property in violation of any applicable Mexican federal, state or local law, regulation, order, or permit and none of TSC, PIT, IHLA or ICP have received any notice of nor have any knowledge of or any reason to believe that there exists any such violation. There has been no spill, discharge, leak, emission, injection, escape, dumping or release of any kind onto the Beach Property, the Hotel or the Timeshare Project or into the environment surrounding any such property, of any toxic or hazardous substances as defined under any Mexican federal, state or local regulations, laws or statutes. None of TSC, PIT, IHLA or ICP have any obligation or liability, absolute or contingent, with respect to the storage, treatment, cleanup or disposal of any solid wastes, hazardous wastes or other toxic or hazardous substances. Each of TSC, PIT, IHLA and ICP have complied with all laws, regulations, rules, standards and other requirements imposed by governmental authorities on environmental matters, including those relating to water discharges, air emissions, and soil contamination.

         j. Real Property and Improvements. PIT, TSC and IHLA, respectively are the owners of and possess good and marketable title to the Timeshare Project (including but not limited to the Weeks to be conveyed to Premiere in accordance with Section 2 of this Agreement) and the Hotel, respectively, and the improvements constructed or proposed to be constructed thereon free and clear of all mortgages, security interests, charges, claims, options, rights of first refusal, easements, restrictions, liens, rights-of-way or other encumbrances of any nature whatsoever, except for the liens and encumbrances identified in Schedule B of the title insurance policies attached hereto as Exhibit E. The Hotel and the Timeshare Project comply and, during and after completion of construction of the Timeshare Project, will continue to comply, in all material respects with all applicable building and zoning codes, ordinances and PIT and IHLA have obtained all permits, concessions and contracts for the utilities necessary to service the Timeshare Project and the Hotel, as applicable, including but not limited to water, sewer, telephone and electricity, and that all such permits, concessions and contracts are validly issued and fully paid.

         k. No Bankruptcy. Except with respect to matters related to the devaluation of the peso in 1994, each of TSC, PIT and IHLA independently represent and warrant that there has not been filed any petition or application, or any proceeding commenced, by or against any of TSC, PIT or IHLA under any law, domestic or foreign, relating to bankruptcy, reorganization, compromise arrangements, insolvency, readjustment of debt or creditors rights, and no assignment for the benefit of creditors has been made by any of TSC, PIT or IHLA.

         1. Insurance. IHLA represents and warrants that the Hotel is insured in an amount reasonably deemed adequate, against all risks usually insured against by persons operating similar properties in the country of Mexico under policies that are not void or voidable and that IHLA believes are enforceable in accordance with their terms.

8. Representations and Warranties of ILX, Premiere and the Club. ILX, Premiere and the Club each independently represent and warrant to TSC, PIT, IHLA and ICP as follows:

         a. Authority of Premiere and the Club. Each of ILX, Premiere and the Club have full right, power and authority to enter into this Agreement, and to consummate the transactions contemplated herein. This Agreement has been duly and validly executed and delivered by ILX, Premiere and the Club and is a legal, valid and binding obligation of ILX, Premiere and the Club enforceable in accordance with its terms. Except as disclosed in this Agreement, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by ILX, Premiere and the Club with any of the provisions hereof will (i) result in any conflict with, breach of, or default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture or warrant or any franchise, license, permit, agreement or other instrument or obligation to which ILX, Premiere or the Club is a party or by which ILX, Premiere or the Club, or any of their respective properties or assets may be bound, (ii) violate any order, writ, injunction, judgment, decree, law, statute, rule or regulation applicable to ILX, Premiere or the Club or any of their respective properties or assets or (iii) violate any provision of ILX's, Premiere's or the Club's articles of incorporation, bylaws or regulations. Except for the approval of the Arizona Department of Real Estate, no action, consent or approval by, or filing with, any federal, state, local, court or governmental or administrative body or agency, or any other regulatory or self-regulatory body, is required in connection with the execution and delivery by ILX, Premiere or the Club of this Agreement or the consummation by ILX, Premiere or the Club of the transactions contemplated hereby.

         b. Corporate Existence. ILX, Premiere and the Club each represent and warrant that each of them are fully incorporated, validly existing and in good standing under the laws of the State of Arizona and have the corporate power and authority to enter into and perform their respective obligations under this Agreement and to own property and carry on business as presently conducted and possesses the rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise necessary to carry on their business as presently conducted.

         c. Litigation. There has not been and there is not now pending or threatened, any claim, action, suit, proceeding, arbitration, investigation or inquiry before any federal, state, local, court or governmental or administrative body or agency, other regulatory body or any private arbitration tribunal, relating to or affecting ILX, Premiere, the Club, or any director or officer thereof in his capacity as such. There are no orders, judgments or decrees of any court or governmental or administrative body or agency, or any other regulatory body, effecting, or with respect to, ILX, Premiere or the Club. Neither ILX, Premiere nor the Club are in default under any order, writ, injunction or decree of any court or governmental or administrative body or agency or any other regulatory body.

         d. Accuracy of Information. The information contained in this Agreement and the Exhibits and the written information provided by ILX, Premiere and the Club or their respective agents to TSC, PIT, IHLA and ICP or their agents is true, complete and correct in all material respects.

         e. Brokers and Finders. None of ILX, Premiere or the Club, nor any officer, director or employee thereof has employed any broker or finder, or incurred any liability for any brokerage fees, commissions or finders' fees, in connection with the transactions contemplated by this Agreement.

         f. Real Property and Improvements. Attached Exhibit F contains a complete list, by deed reference or otherwise, of all real property and interests in real property owned, leased or used in connection with the operation of the Club (the "Club Assets"). The Club has good and marketable title to the Club Assets free and clear of all mortgages, security interests, charges, claims, options, rights of first refusal, easements, restrictions, liens, rights-of-way or other encumbrances of any nature whatsoever, except for the liens, encumbrances and security interests disclosed on attached Exhibit F.

9. Covenants of TSC, PIT and IHLA. TSC, PIT and IHLA hereby covenant to the Club and Premiere as follows:

         a. Hotel Use Rights. IHLA hereby agrees that until such time as construction of the Timeshare Project has been completed and the Timeshare Project is open to the public, all Club members shall be entitled to use the Hotel and the Amenities Core in lieu of the Timeshare Project and such use rights shall be consistent with the use rights that would be granted to purchasers of timeshare interests in the fully constructed Timeshare Project. In addition, IHLA agrees that all Club members shall be entitled to use the Amenities Core throughout the entire term of this Agreement, such use rights to be consistent with the use rights granted to Hotel guests, except for the convention facilities.

         b. Recordation of Condominium Regime. Upon completion of construction of the Timeshare Project, PIT immediately will prepare and record with the public registry for the City of Guaymas a condominium regime for the Timeshare Project, which condominium regime shall be subject to the prior review and approval of Premiere, such approval not to be unreasonably withheld.

         c. Monthly Financial Reports. TSC and PIT shall deliver to Premiere, by the twentieth (20th) day of each month during the period of construction of the Timeshare Project, a written financial report (the "Monthly Financial Report") detailing the manner in which the Advances have been applied toward the construction of the Timeshare Project, which Monthly Financial Report shall be in a form acceptable to Premiere. Upon request by Premiere, PIT shall provide Premiere with copies of invoices and evidence of payment for the items and services referenced in the Monthly Financial Report.

         d. No Liens or Encumbrances on the Weeks. Except as identified in Schedule B of the title insurance policies attached hereto as Exhibit E, during the term of this Agreement, PIT, IHLA and TSC shall not permit the creation of any lien or encumbrance of any nature whatsoever, direct or indirect, affecting the Weeks. PIT and TSC shall take any and all actions and execute and record any and all documents reasonably deemed necessary by Premiere to provide public notice of Premiere's and the Club's interest in the Weeks and in the right of Club members to use the Hotel, including but not limited to recordation of such interests in the Public Registry of the City of Guaymas.

         e. Obligation to Build. PIT and TSC hereby agree to construct the Timeshare Project in accordance with the plans and specifications attached hereto as Exhibit A and in accordance with all applicable building codes and regulations within a period of 3 years from the date of execution of this Agreement. PIT also agrees promptly to obtain all licenses, permits and concessions required to operate the Timeshare Project in accordance with all applicable local, state and federal laws and regulations.

         f. Obligation to Maintain. PIT and IHLA agree to maintain the Timeshare Project and the Hotel, respectively, in good condition and repair throughout the term of this Agreement.

         g. Obligation to Operate. PIT, TSC and IHLA agree to operate the Timeshare Project and the Hotel, as applicable, in a manner consistent with good business practices and in accordance with the promises, terms and conditions set forth in the timeshare documents distributed to purchasers of interests in the Timeshare Project, including but not limited to the purchasers of the Combined Club Weeks. PIT, TSC and IHLA hereby agree to provide to all Club members all of the rights and privileges accorded under the Premiere Vacation Club Membership Plan and to operate the Timeshare Project and the Hotel in a manner consistent with the Premiere Vacation Club Membership Plan.

         h. Insurance for the Timeshare Project. Prior to completion of construction of the Timeshare Project, PIT agrees to obtain insurance for the Timeshare Project in amounts reasonably deemed adequate, against all risks usually insured against by persons operating similar properties in the Country of Mexico. The insurance obtained by PIT shall name Premiere and the Club as third party beneficiaries of the insurance policy.

10. Extension Option. PIT and TSC, jointly and severally grant to Premiere the option to renew its interest in the Weeks for one additional twenty-five (25) year period (the "Extension Option"), which Extension Option may be exercised by Premiere anytime during the last five years of the initial 25 year term of this Agreement, provided Premiere is not then in default of its payment obligations as provided in Sections 3, 4 and 5 of this Agreement. Premiere shall provide PIT and TSC with written notice of its election to exercise the Extension Option. If Premiere exercises the Extension Option, then during the term of the Extension Option (Year 26 through Year 50), TSC and PIT shall be entitled to receive the Distributions referenced in Sections 3(c), 4(c) and 5 of this Agreement. The prices to be charged for the Weeks during the term of the Extension Option will be negotiated between the parties after written notice of Premiere's election to exercise the Extension Option is deliver to PIT and TSC.

11. Right of First Refusal. ICP hereby grants the following rights and privileges to Premiere with respect to the Beach Property, and agrees that Premiere may assign such rights to a Mexican subsidiary corporation formed by Premiere for the purpose of developing or acquiring real property in Mexico:

         a. Joint Development. Prior to undertaking any development of the Beach Property, ICP shall first provide Premiere with written notice of its development plans and offer Premiere the right to participate as a partner in any such development plans on terms and conditions that are agreed upon by the parties. Premiere shall notify ICP, in writing, whether Premiere elects to accept or reject the offer to joint venture within one hundred twenty (120) days of delivery of such notice to Premiere. If Premiere accepts such offer, the parties shall proceed in good faith to form the joint venture and develop the Beach Property in accordance with the terms and conditions agreed between the parties.

         b. Sale or Transfer. Any sale or transfer of all or any portion of the Beach Property to a third party purchaser ("Purchaser") must be pursuant to a bona fide written offer (the "Bona Fide Offer") from a Purchaser with the financial ability to perform. If ICP receives a Bona Fide

Offer from a Purchaser, and desires to sell all or any portion of the Beach property, the following procedure shall apply:

                  i. ICP shall first offer the Beach Property to Premiere by giving written notice of the Bona Fide Offer to Premiere. The notice shall be deemed an offer (the "Offer") to sell the Beach Property to Premiere at a price and on terms equal to the Bona Fide Offer. Premiere shall notify ICP, in writing, whether Premiere elects to accept or reject the Offer within sixty (60) days of delivery of the Offer to Premiere. If Premiere accepts the Offer, the transaction shall close at the date determined by Premiere, but in no event more than sixty (60) days after acceptance of the Offer by Premiere. Failure to send such a notice of acceptance, within the time prescribed, shall be deemed a rejection of the Offer.

                  ii. If Premiere rejects the Offer, ICP may sell the Beach Property within a period of sixty (60) days from the rejection date to the Purchaser at a purchase price and on terms no more favorable than those set forth in the Bona Fide Offer. If ICP: (i) desires to sell the Beach Property to the Purchaser on terms more favorable than the Bona Fide Offer; or (ii) if the transaction is to be consummated more than sixty (60) days after the rejection date, notice identifying the proposed Purchaser and all of the terms of sale shall be given to Premiere and such notice shall constitute a new Offer subject to this Section.

12. Indemnities. ILX, Premiere and the Club jointly and severally agree to indemnify, defend and hold harmless each of PIT, TSC and IHLA and their respective officers, directors, employees and agents from and against any and all liabilities, obligations, losses, damages, claims, actions or expenses (including court costs and attorneys' fees) of any nature whatsoever, imposed on, incurred by or asserted against PIT, TSC or IHLA, occasioned or caused by, resulting from or arising out of any inaccuracy in or breach of any of the representations, warranties, covenants or conditions set forth in this Agreement by Premiere or the Club.

PIT, TSC, IHLA and ICP jointly and severally agree to indemnify, defend and hold harmless each of ILX, Premiere and the Club and their respective officers, directors, employees and agents from and against any and all liabilities, obligations, losses, damages, claims, actions or expenses (including court costs and attorneys' fees) of any nature whatsoever, imposed on, incurred by or asserted against any of ILX, Premiere or the Club, occasioned or caused by, resulting from or arising out of any inaccuracy in or breach of any of the representations, warranties, covenants or conditions set forth in this Agreement by any of PIT, TSC, IHLA or ICP.

13. Mandatory Dispute Resolution Mechanism. Every dispute whatsoever that may arise between the parties to this Agreement or their nominees, designees or other representatives with respect to the subject matter of this Agreement shall be resolved as follows:

         a. Notice of Breach and Opportunity to Cure. If any party in good faith concludes that another party has committed a breach of this Agreement, the party so concluding shall notify the offending party in writing that it is in breach hereof. Any party receiving notice under this

Section 10 shall have thirty (30) calendar days to cure its breach, if any, and to notify the party sending such notice that such breach has been cured. Following the applicable cure period, if the notifying party rejects the cure or otherwise maintains that an uncured breach of this Agreement exists, the disputed matter shall be thereupon subject to arbitration in accordance with the terms and conditions of this Section 13.

         b. Arbitration of Disputes. Any and all disputes, controversies, claims and differences arising out of or relating to this Agreement, or any breach thereof, shall be finally settled by arbitration in accordance with the procedural rules established under the International Chamber of Commerce in effect on the date of this Agreement, by one or more arbitrators selected in accordance with such rules. If any conflict between the accepted rules of the International Chamber of Commerce and the provisions of this Section 13 exists, the rules shall govern.

         c. Appointment of Arbitrator. Upon the written demand of either of the parties concerned, the parties shall attempt to appoint a single arbitrator. If they are unable to agree within ten (10) calendar days from such demand, then each of the parties shall appoint one arbitrator and the two nominated arbitrators shall in turn choose a third arbitrator. If the two arbitrators chosen by the parties cannot agree on the choice of the third arbitrator within a period of ten (10) calendar days after their nomination, then the third arbitrator immediately shall be appointed in accordance with the rules of the International Chamber of Commerce. The arbitrator or arbitrators shall commence the arbitration proceeding within thirty (30) calendar days after his/her or their appointment, as the case may be, (the "Commencement Date") and such arbitration proceeding shall be concluded and a final and binding determination shall be rendered by such arbitrator or arbitrators within forty-five (45) calendar days after the Commencement Date.

         d. Forum and Enforcement of Judgment. If Premiere or the Club initiate an arbitration proceeding, then such proceeding shall be conducted in Hermosillo, Sonora, Mexico. If TSC, IHLA or PIT initiate an arbitration proceeding, then such proceeding shall be conducted in Phoenix, Arizona. The decision of the arbitrator(s) shall be final and binding upon the parties hereto, not subject to appeal and shall deal with the questions of costs of the arbitration and all matters related thereto. The proceedings, all pleadings, documents, correspondence and the arbitration award shall be written in English if the arbitration is conducted in Phoenix, Arizona. If the arbitration is conducted in Hermosillo, Sonora, Mexico, the proceedings shall be conducted in Spanish, and all pleadings, documents, correspondence and the arbitration award shall be written in Spanish. Judgment upon the award or decision rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof, or application may be made to such court for a judicial recognition of the Award or an order of enforcement thereof, as the case may be. TSC, PIT, IHLA and ICP jointly and severally represent that an arbitration award reached pursuant to this Agreement with respect to any dispute, controversy, claim or difference arising out of or relating to this Agreement is enforceable under the laws of Mexico, and Premiere and the Club represent that an arbitration award reached pursuant to this Agreement with respect to any dispute, controversy, claim or difference arising out of or relating to this Agreement is enforceable under the laws of the State of Arizona.

14. Miscellaneous.

         a. Entire Agreement. This Agreement represents the entire agreement between the parties and supersedes all prior negotiations and agreements among them, whether written or oral.

         b. Amendments. This Agreement may only be amended or modified in a written agreement that is signed by each and every party to this Agreement.

         c. Successors and Assignees. This Agreement shall be binding upon each party to it and each of such party's successors and assigns.

         d. Severability. If any provision of this Agreement is deemed to be invalid or unenforceable by a court or arbitral body of competent jurisdiction, such provision of this Agreement shall be deemed deleted and the remaining provisions shall be enforced to the fullest extent possible.

         e. Remedies. A party may pursue any and all remedies that are available to it in law and equity. If a party pursues one or more remedies and not others, the party shall not be deemed to have elected its remedy or remedies, and the party may, thereafter pursue other or different remedies. In addition to all other rights and remedies available to Premiere and the Club, if any of TSC, PIT, IHLA or ICP shall be in default of its obligations hereunder, and shall have failed to cure such default within a period of ten (10) days after Premiere or the Club's delivery of written notice to the defaulting party in accordance with Section 14(f) of this Agreement, then Premiere and the Club shall be entitled to suspend any Distributions otherwise due and owing to TSC and PIT under this Agreement until such time as the defaulting party shall have cured such default to Premiere's and the Club's reasonable satisfaction, and TSC and PIT shall forfeit any Distributions that would have been made during the period of such default. Premiere's and the Club's election not to pay Distributions to TSC and PIT as a result of TSC's, PIT's, IHLA's or ICP's failure to perform in accordance with the terms and conditions of this Agreement shall under no conditions be deemed a default or breach of this Agreement on the part of Premiere or the Club.

         f. Notices. All notices and other communications which are required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given (i) when delivered personally, or (ii) when sent if by facsimile transmitted on a business day prior to 5:00 p.m. local time at the place of receipt, or on the following business day if sent after 5:00 p.m., or (iii) on the day following delivery to a courier service if sent by next day delivery via a recognized international courier service. All such notices of communications shall be addressed to the parties as follows, or at such other address as shall be specified by like notice:

If to PIT, IHLA            same as below
or ICP:




if to TSC:                 Treasures of the Sea of Cortez, LLC
                           4643 East Thomas Road
                           Suites 11 - 12
                           Phoenix, Arizona 85018


If to the Club             Premiere Development Incorporated
or Premiere:               2111 E. Highland, Suite 210
                           Phoenix, AZ 85016

         g. Governing Language. PIT shall obtain a certified translation of this Agreement into Spanish and the parties hereto shall execute both a Spanish and English language version of this Agreement. If an arbitration proceeding is conducted in Mexico, the Spanish language version of this Agreement shall control the interpretation of this Agreement, provided, however, that if there is any ambiguity between the Spanish and English language version of this Agreement, the English language version of the ambiguous provision shall control. If an arbitration is conducted in the United States, then the English language version of this Agreement shall control the interpretation of this Agreement.

         h. Counterparts. This Agreement may be executed in any number of counterparts and may be executed in both a Spanish and an English language version, each of which shall be deemed to be an original, and all of which together shall constitute one and the same Agreement.

         i. Governing Law. This Agreement shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with and governed by, the laws of the Country of Mexico.

         j. Construction. Wherever possible, this Agreement, and all documents contemplated hereunder, shall be construed and interpreted so as to be effective and valid under applicable law. If any provision of this Agreement, or any document contemplated hereunder, for any reason shall be deemed invalid or prohibited under applicable law, such provision shall be invalid or prohibited only to the extent of such invalidity or prohibition, which shall not invalidate the remainder of such provision or the remaining provisions of this Agreement.

In Witness Whereof, the undersigned parties have executed this Agreement as of this 8th day of June, 1998.

Premiere Development Incorporated          Premiere Vacation Club,
an Arizona corporation                     an Arizona non-profit corporation


By: /s/ Joseph P. Martori                  By: /s/ Joseph P. Martori
    ---------------------------------         ----------------------------------
Its: Chairman                              Its: Chairman
    ---------------------------------          ---------------------------------

Treasures of the Sea of Cortez,            Promotora de Inversion Turistica,
an Arizona Corporation                       S.A. de C.V.,
                                           a Mexican Corporation


By: /s/ Alberto Astiazaran Aguilar         By: /s/ John R. Payne
    ---------------------------------         ----------------------------------
Its: Statutory Agent                       Its: Administrator
    ---------------------------------          ---------------------------------


Immobiliaria y Hotelera Los Algodones,     Immobiliaria Cerro Pelon,
S.A. de C.V., a Mexican Corporation        S.A. de C.V., a Mexican Corporation


By: /s/ Gerardo Valenzuela                 By: /s/ Alberto Astiazaran Aguilar
    ---------------------------------         ----------------------------------
Its: Apoderado Legal                       Its: Apoderado Legal
    ---------------------------------          ---------------------------------


ILX Resorts Incorporated,
an Arizona Corporation


By: /s/ Joseph P. Martori
    ---------------------------------
Its: Chairman
    ---------------------------------

- - - EL LICENCIADO JOSE GUILLERMO YEPIZ ROSAS, NOTARIO PUBLICO NUMERO TRECE, EN EJERCICIO Y DE ESTA DEMARCACION NOTARIAL, C E R T I F I C A: QUE LAS FIRMAS QUE APARECEN AL CALCE DEL PRESENTE ESCRITO, OUE CONSTA DE 17 FOJAS UTILES Y 10 ANEXOS, FUERON PUESTAS EN MI PRESENCIA DE SU PUNO Y LETRA POR LOS SENORES:
ALBERTO ASTIAZARAN AGUILAR, JOHN R. PAYNE Y GERARDO VALENZUELA PARADA, BAJO SUS RESPECTIVOS NOMBRES, QUIENES MANIFESTARON SER: MEXICANOS EL PRIMERO Y EL ULTIMO, NORTEAMERICANO EL SEGUNDO, CASADOS, MAYORES DE EDAD, VECINOS DE ESTA CIUDAD, DE MI PERSONAL CONOCIMIENTO Y HABILES A MI JUICIO PARA CONTRATAR Y OBLIGARSE.- Y MANIFIESTAN QUE SON LAS MISMAS FIRMAS QUE ACOSTUMBRAN USAR EN TODOS SUS ACTOS Y RATIFICAN EN TODO EL CONTENIDO Y TERMINO DEL MISMO.- EL SENOR JOHN R. PAYNE, SE IDENTIFICO CON PASAPORTE NUMERO 054229241 EXPEDIDO EN ESTADOS UNIDOS DE NORTEAMERICA Y ACREDITA SU LEGAL ESTANCIA EN EL PAIS CON VISA NUMERO 37734545 EXPEDIDA POR 180 DIAS CON FECHA 4 DE MARZO DE 1998 EN NOGALES, SONORA DOCUMENTOS QUE DOY FE TENER A LA VISTA.- LOS COMPARECIENTES MANIFIESTAN QUE NO REQUIEREN DE INTERPRETE POR CONOCER EL IDIOMA DEL PRESENTE DOCUMENTO.- EL SENOR ALBERTO ASTIAZARAN AGUILAR ACREDITA SU PERSONALIDAD DE APODERADO LEGAL DE LA EMPRESA "TREASURES OF THE SEA OF CORTEZ", L.L.C., CON LOS ARTICULOS DE ORGANIZACION EXPEDIDO EN EL ESTADO DE ARIZON DE LA OFICINA ENCARGADA DE LA COMISION DE CORPORACIONES, CON FECHA JUNIO 6 DE 1994, CON FECHA DE EXPIRACION EN JUNIO 6 DEL ANO 2046; EL SENOR JOHN R. PAYNE, ACREDITA SU PERSONALIDAD DE APODERADO LEGAL DE LA SOCIEDAD MERCANTIL DENOMINADA "PROMOTORA DE INVERSION TURISTICA", S.A. DE C.V., CON ESCRITURA PUBLICA NUMERO 7413, VOLUMEN 228, DE FECHA 9 DE JULIO DE 1997, PASADA ANTE LA FE DEL SUSCRITO NOTARIO, E INSCRITA EN EL REGISTRO PUBLICO DE ESTA CIUDAD, BAJO EL NUMERO 1657, SECCION COMERCIO, LIBRO I VOLUMEN 32, CON FECHA 15 DE JULIO DE 1997; EL SENOR GERARDO VALENZUELA PARADA, ACREDITA SU PERSONALIDAD DE APODERADO LEGAL DE LAS SOCIEDADES MERCANTILES DENOMINADAS "INMOBILIARIA Y HOTELERA LOS ALGODONES", S.A. DE C.V. E "INMOBILIARIA CERRO PELON", S.A. DE C.V., CON ESCRITURA PUBLICA NUMERO 8,861, VOLUMEN 233, DE FECHA PRIMERO DE AGOSTO DE 1994, PASADA ANTE LA FE DEL SENOR LICENCIADO CARLOS GAMEZ FIMBRES, NOTARIO PUBLICO NUMERO 43, CON RESIDENCIA EN HERMOSILLO, SONORA, E INSCRITA EN EL REGISTRO PUBLICO DE LA PROPIEDAD Y DE COMERCIO DE ESTA CIUDAD, BAJO EL NUMERO 1559, SECCION COMERCIO, LIBRO 1, VOLUMEN 27, CON FECHA 24 DE MARZO DE 1997; DOCUMENTOS QUE DOY FE TENER A LA VISTA Y DEVOLVI A SUS PRESENTANTES.- DOY FE - - - - - - - - - - - - - - - - - - - - - - - - - - - - -
                                      GUAYMAS, SONORA., A 5 DE JUNIO DE 1998.


                                      /s/ Lic. Jose Guillermo Yepiz Rosas
                                      LIC. JOSE GUILLERMO YEPIZ ROSAS,
                                             NOTARIO PUBLICO NUMERO 13.-

STATE Of ARIZONA                       )
                                       )    ss.
County of Maricopa                     )

         On June 8, 1998, before me, the undersigned Notary Public, personally appeared Joseph P. Martori who acknowledged him/herself to be Chairman of Premiere Development Inc., an Arizona corporation, and that he/she, being authorized so to do, executed the foregoing instrument for the purposes therein contained, on behalf of such corporation.

         IN WITNESS WHEREOF I hereunto set my hand and official seal.



                                             /s/ Dorinne R. .Dobson
                                             ---------------------------------
                                             Notary Public

My Commission Expires:                   OFFICIAL SEAL
August 31, 1999                        DORINNE R. DOBSON
                                Notary Public - State of Arizona
                                         MARICOPA COUNTY
                                 My Comm. Expires Aug. 31, 1999



STATE OF ARIZONA                        )
                                        )   ss.
County of Maricopa                      )


         On June 8, 1998, before me, the undersigned Notary Public, personally appeared Joseph P. Martori, who acknowledged him/herself to be Chairman of ILX Resorts Incorporated, an Arizona corporation, and that he/she, being authorized so to do, executed instrument for the purposes therein contained, on behalf of such corporation.

         IN WITNESS WHEREOF I hereunto set my hand and official seal.


                                             /s/ Dorinne R. .Dobson
                                             ---------------------------------
                                             Notary Public


My Commission Expires:                          OFFICIAL SEAL
August 31, 1999                               DORINNE R. DOBSON
                                       Notary Public - State of Arizona
                                                MARICOPA COUNTY
                                        My Comm. Expires Aug. 31, 1999

28-May-98                    PREMIERE VACATION CLUB                  Exhibit B
                         PRO FORMA FINANCIAL STATEMENTS
                                INCOME STATEMENT

                                                   YEAR I        YEAR 2        YEAR 3        TOTAL
                                                 -----------   -----------   -----------   -----------
TIMESHARE REVENUE
     TIMESHARE SALES                             $19,687,500   $22,500,000   $22,500,000   $64,687,500
     INTEREST INCOME                               1,126,913     3,450,445     5,746,759    10,324,117
                                                 -----------   -----------   -----------   -----------
TOTAL TIMESHARE REVENUE                           20,814,413    25,950,445    28,246,759    75,011,617
                                                 -----------   -----------   -----------   -----------
COST OF TIMESHARE SALES
     PRODUCT COST                                  3,803,625     4,347,000     4,347,000    12,497,625
     SALES AND MARKETING                52.00%    10,237,500    11,700,000    11,700,000    33,637,500
     LOAN PROCESSING/G&A                 2.50%       492,188       562,500       562,500     1,617,188
     BAD DEBT                            3.00%       590,625       675,000       675,000     1,940,625
     CLOSING COSTS                       3.00%       590,625       675,000       675,000     1,940,625
                                                 -----------   -----------   -----------   -----------
                                                  15,714,563    17,959,500    17,959,500    51,633,563
                                                 -----------   -----------   -----------   -----------
OPERATING EXPENSES
     LEGAL/ACCOUNTING/PROF FEES                      100,000       100,000       100,000       300,000
                                                                                                     0
                                                 -----------   -----------   -----------   -----------
                                                     100,000       100,000       100,000       300,000
                                                 -----------   -----------   -----------   -----------
INTEREST EXPENSE                                     542,321     1,544,329     2,293,686     4,380,336
                                                 -----------   -----------   -----------   -----------
NET INCOME BEFORE TAXES                          $ 4,457,529   $ 6,346,617   $ 7,893,573   $18,697,718
                                                 ===========   ===========   ===========   ===========

NOTE 1: MODEL DOES NOT INCLUDE THE INTEREST INCOME ARBITRAGE IN YEARS 4-10 WHICH WILL BE GENERATED FROM SALES MADE DURING THE THREE YEAR SALES PERIOD SHOWN.
EXAMPLE: ARBITRAGE FOR YEAR 3 IS: $3,453,073 ARBITRAGE WILL CONTINUE IN FACT TO BE EARNED FOR SEVEN YEARS FROM THE LAST YEAR OF SALES (IE. YEAR 10 FOR SALES MADE IN YEAR

NOTE 2: MODEL ASSUMES ONLY THREE YEARS OF TIMESHARE SALES. AT END OF MODEL PERIOD 1325 INTERVALS REMAIN AVAILABLE FOR SALE OF THE 6500 WEEKS OF INITIAL INVENTORY, MEANING 20% REMAINS AVAILABLE TO SELL.

28-May-98                    PREMIERE VACATION CLUB                  Exhibit B
                         PRO FORMA FINANCIAL STATEMENTS
                                 BALANCE SHEET

                                       YEAR 1       YEAR 2        YEAR 3
                                    -----------   -----------   -----------
CASH                                $ 1,632,881   $ 4,922,907   $ 6,381,408
NOTES RECEIVABLE                     13,600,913    28,043,139    41,315,544
PROPERTY HELD FOR SALE               11,893,875     7,546,875     3,199,875
OTHER ASSETS
                                    -----------   -----------   -----------
                                    $27,127,669   $40,512,920   $50,896,828
                                    ===========   ===========   ===========


NOTES PAYABLE - CONSTRUCTION DEBT             0             0             0
NOTES PAYABLE - HYPO BORROWINGS       9,950,850    18,385,453    23,700,535
                                    -----------   -----------   -----------
                                      9,950,850    18,385,453    23,700,535

EQUITY                               17,176,819    22,127,468    27,196,293
                                    -----------   -----------   -----------
                                    $27,127,669   $40,512,920   $50,896,828
                                    ===========   ===========   ===========

28-May-98                    PREMIERE VACATION CLUB                  Exhibit B
                         PRO FORMA FINANCIAL STATEMENTS
                                NOTES RECEIVABLE

                                  YEAR 1          YEAR 2        YEAR 3
                                -----------    -----------    -----------
BEGINNING BALANCE                         0     13,600,913     28,043,139
NOTES GENERATED (A)              14,175,000     16,200,000     16,200,000
PRINCIPAL COLLECTIONS              (574,088)    (1,757,774)    (2,927,594)
                                -----------    -----------    -----------
ENDING BALANCE                   13,600,913     28,043,139     41,315,544
                                ===========    ===========    ===========

COLLECTIONS                       1,701,000      5,208,219      8,674,353
LESS: INTEREST INCOME PORTION     1,126,913      3,450,445      5,746,759
                        15.90%
PRINCIPAL COLLECTIONS               574,088      1,757,774      2,927,594
                                ===========    ===========    ===========

      (A) ASSUMES 20% CASH SALES, 80% FINANCED SALES WITH 10% DOWN PAYMENT

INTEREST EXPENSE

NOTES RECEIVABLE BEG BALANCE              0     13,600,913     28,043,139               0
NOTES RECEIVABLE ENDING BALANCE  13,600,913     28,043,139     41,315,544               0
                                -----------    -----------    -----------     -----------
                                 13,600,913     41,644,051     69,358,683               0
                                          2              2              2               2
                                -----------    -----------    -----------     -----------
AVERAGE BALANCE                   6,800,456     20,822,026     34,679,341               0
PORTION BORROWED AGAINST              90.00%         90.00%         90.00%          90.00%
ADVANCE RATE                          90.00%         90.00%         90.00%          90.00%
                                -----------    -----------    -----------     -----------
AVERAGE ADVANCE AMOUNT            5,508,370     16,865,841     28,090,267               0

BEGINNING BORROWING BALANCE               0      9,950,850     18,385,453      23,700,535
CURRENT YEAR ADVANCES            11,481,750     13,122,000     13,122,000               0
CUSTOMER REPAYMENTS              (1,530,900)    (4,687,397)    (7,806,918)              0
       (EXCLUDES IN HOUSE) 10%
                                -----------    -----------    -----------     -----------

ENDING BALANCE                    9,950,850     18,385,453     23,700,535      23,700,535
INTEREST RATE                         10.90%         10.90%         10.90%          10.90%
                                -----------    -----------    -----------     -----------
INTEREST EXPENSE                    542,321      1,544,329      2,293,686       2,583,358
                                ===========    ===========    ===========     ===========

28-May-98                    PREMIERE VACATION CLUB                  Exhibit B
                         PRO FORMA FINANCIAL STATEMENTS
                                    FINANCING

                                                          YEAR 1         YEAR 2         YEAR 3
                                                        ----------     ----------     ----------
PARTNER DISTRIBUTIONS

SAN CARLOS PARTNERS:
ANNUAL EQUIVALENTS SOLD (TOTAL)                              1,575          1,800          1,800
SAN CARLOS PERCENTAGE INTEREST                               23.00%         23.08%         23.08%
PRODUCT COST                                                 2,415          2,415          2,415
NET INCOME                                               4,457,529      6,346,617      7,893,573

PRODUCT COST DISTRIBUTION (ANNUAL)                         877,760      1,003,154      1,003,154
PRODUCT COST DISTRIBUTION X2                             1,755,519      2,006,308      2,006,308
PRODUCT COST DISTRIBUTION x l/2                            438,880        501,577        501,577
PRODUCT COST DIST/INTERVAL                                     557            557            557
PRODUCT COST DIST/INTERVAL X2                                1,115          1,113          1,115
PRODUCT COST DIST/INTERVAL X1/2                                279            279            279

PROFIT DISTRIBUTION (ANNUAL)                             1,026,660      1,464,604      1,821,594
PROFIT DISTRIBUTION X 2                                  2,057,321      2,929,208      3,643,187
PROFIT DISTRIBUTION X l/2                                  514,330        732,302        910,707

BEGINNING CUMULATIVE DISTRIBUTION                                0      2,978,210      4,374,178              0

CURRENT YEAR DISTRIBUTIONS (ASSUMES SALES AND PROFITS
EARNED RATABLY OVER YEAR):
     PRODUCT COST DISTRIBUTION X 2                       1,243,142              0              0      1,243,142
     PROFIT DISTRIBUTION X 2                             1,456,858              0              0      1,456,858
                                                        ----------     ----------     ----------     ----------
                                                         2,700,000              0              0      2,700,000

                                                             70.81%          0.00%          0.00%

     PRODUCT COST DISTRIBUTION X l/2                       128,094        435,687              0        563,781
     PROFIT DISTRIBUTION X 1/2                             150,116        636,103              0        786,219
                                                        ----------     ----------     ----------     ----------
                                                           278,210      1,071,790              0      1,350,000

                                                                            86.86%          0.00%

     PRODUCT COST DISTRIBUTION                                   0        131,780      1,003,154      1,134,933
     PROFIT DISTRIBUTION                                         0        192,398      1,821,594      2,013,992
                                                        ----------     ----------     ----------     ----------
                                                                 0        324,178      2,824,748      3,148,925
                                                        ----------     ----------     ----------     ----------
     ENDING CUMULATIVE DISTRIBUTIONS                     2,978,210      4,374,178      7,198,925      7,198,925
                                                        ----------     ----------     ----------     ----------

NOTE 1: MODEL DOES NOT REFLECT THE INTEREST PAYABLE BY SAN CARLOS PARTNERS ON OUTSTANDING ADVANCES.
NOTE 2: MODEL DOES NOT REFLECT INTEREST ARBITRAGE OR SALES BEYOND THE THREE YEAR MODEL PERIOD.
NOTE 3: MODEL DOES NOT REFLECT THE MAINTENANCE FEE DISTRIBUTIONS PAYABLE TO SAN CARLOS PARTNERS.


PROOF:
STRAIGHT PERCENTAGE DISTRIBUTION                         1,906,420      2,467,758      2,824,748      7,198,925
OVER (UNDER) ADVANCED                                    1,071,790     (1,071,790)             0              0

BEGINNING ADVANCES                                               0      1,071,790              0              0

CURRENT YEAR ADVANCES
     PRODUCT COST DISTRIBUTION X 2                         621,571                                      621,571
     PROFIT DISTRIBUTION X 2                               726,429                                      726,429

CURRENT YEAR REPAYMENTS
     PRODUCT COST DISTRIBUTION X 1/2                      (126,094)      (435,687)                     (563,781)
     PROFIT DISTRIBUTION X 1/2                            (150,116)      (636,103)                     (786,219)
                                                        ----------     ----------     ----------     ----------
ENDING ADVANCES                                          1,071,790              0              0              0
                                                        ==========     ==========     ==========     ==========

28-May-98                    PREMIERE VACATION CLUB                  Exhibit B
                         PRO FORMA FINANCIAL STATEMENTS
                               TIMESHARE INVENTORY

                                                                     TOTAL
                                                                  ------------

                                    NUMBER           VALUE

ILX RESORTS INTERVALS                   5,000     $      2,415    $ 12,075,000
SAN CARLOS INTERVALS                    1,500     $      2,415       3,622,500
                                 ------------
                                        6,500
                                                                  ------------
TOTAL INVENTORY (PRODUCT) COST                                      15,697,500
                                                                  ------------

PROPERTY HELD FOR SALE
                                                                  ------------
BEG BALANCE                                 0       11,893,875       7,546,875
ACQUISITIONS                       15,697,500
COST OF SALES TIMESHARE            (3,803,625)      (4,347,000)     (4,347,000)
                                 ------------     ------------    ------------
ENDING BALANCE                     11,893,875        7,546,875       3,199,875
                                 ============     ============    ============
COST OF SALES
-------------
TOTAL COST                       $ 15,697,500

COS AS % OF REVENUE                    19.32%

28-May-98                    PREMIERE VACATION CLUB                  Exhibit B
                         PRO FORMA FINANCIAL STATEMENTS
                       TIMESHARE REVENUE AND PRODUCT COST


                                        YEAR 1        YEAR 2        YEAR 3
                                     -----------   -----------   -----------
TIMESHARE SALES - PRICES

      ANNUAL EQUIVALENTS             $    12,500   $    12,500   $    12,500
                                     ===========   ===========   ===========
NUMBER OF SALES PER MONTH
      MONTH 1                                100           150           150
      MONTH 2                                100           150           150
      MONTH 3                                100           150           150
      MONTH 4                                125           150           150
      MONTH 5                                125           150           150
      MONTH 6                                125           150           150
      MONTH 7                                150           150           150
      MONTH 8                                150           150           150
      MONTH 9                                150           150           150
      MONTH 10                               150           150           150
      MONTH 11                               150           150           150
      MONTH 12                               150           150           150
                                     -----------   -----------   -----------
                                           1,575         1,800         1,800
                                     ===========   ===========   ===========

TIMESHARE REVENUE                    $19,687,500   $22,500,000   $22,500,000
    (PRICE TIMES NUMBER OF SALES)    ===========   ===========   ===========

PRODUCT COST                         $ 3,803,626   $ 4,347,000   $ 4,347,000
                    2,415 PER WEEK   ===========   ===========   ===========

INVENTORY AVAILABLE END OF YEAR            4,925         3,125         1,325
                                     ===========   ===========   ===========

                                    Exhibit C
                             PREMIERE VACATION CLUB


                                   Prime Season             High Season
Program          Unit Type     Annual $   Biennial $    Annual $   Biennial $
-------          ---------     --------   ----------    --------   ----------

Platinum       Penthouse         24,900      16,400

Gold          Two Bedroom        18,900      12,900      15,900      10,400

Silver        One Bedroom        12,900       8,400       9,900       6,900

Copper          Studio            9,900       6,400       7,900       5,400



Maintenance fees
----------------

Platinum                        $525.00          $262.50

Gold                            $425.00          $212.50

Silver                          $375.00          $187.50

Copper                          $325.00          $162.50

                                    Exhibit D
                             PREMIERE VACATION CLUB
                                   1996 BUDGET

                                       TOTAL                                 BY MEMBERSHIP TYPE
                                   -------------      -------------------------------------------------------------
              SALARY RELATED EXPENSES                 COPPER          SILVER          GOLD            PLATINUM
              -----------------------                 -------------   -------------   -------------   -------------
HOUSEKEEPING/MAIDS/LAUNDRY              $215,000              33.89           42.36           50.64           63.55
FRONT DESK/RESERVATIONS/PBX              112,500              22.50           22.50           22.50           22.50
REPAIRS AND MAINTENANCE                  125,000              19.70           24.63           29.56           36.95
MANAGEMENT/ACCOUNTING/HUMAN RESOURCES    250,000              50.00           50.00           50.00           50.00
PAYROLL TAXES AND BENEFITS               112,400              22.70           25.11           27.52           31.14
                                   -------------      -------------   -------------   -------------   -------------
TOTAL SALARY RELATED EXPENSE             814,900             148.79          164.60          180.42          204.13
                                   -------------      -------------   -------------   -------------   -------------
     GENERAL EXPENSES
     ----------------
UTILITIES/TELEPHONE                      250,000              39.41           49.26           59.11           73.89
REPAIRS AND MAINTENANCE                  125,000              19.70           24.63           29.56           36.95
INSURANCE                                 55,000               8.67           10.84           13.00           16.26
PROPERTY TAXES                           125,000              19.70           24.63           29.56           35.95
OPERATING SUPPLIES                        90,000              14.19           17.73           21.28           26.60
GUEST SUPPLIES/LINENS                    100,000              15.76           19.70           23.65           29.56
ALL OTHER                                145,000              22.86           28.57           34.29           42.86
                                   -------------      -------------   -------------   -------------   -------------
     TOTAL GENERAL EXPENSES              890,000             140.30          175.37          210.44          263.05
                                   -------------      -------------   -------------   -------------   -------------
RESERVES                                 225,000              35.47           44.33           53.20           66.50
                                   -------------      -------------   -------------   -------------   -------------
MANAGEMENT FEE                           214,433              36.06           42.70           49.34           59.30
                                   -------------      -------------   -------------   -------------   -------------
                                   $   2,144,333
                                   =============
TOTAL PER INTERVAL                                           360.62          427.01          493.40          592.99
DEVELOPER SUBSIDY                                             35.62           52.01           68.40           67.99
                                                      -------------   -------------   -------------   -------------
EVERY YEAR OWNER DUES                                 $      325.00   $      375.00   $      425.00   $      525.00
                                                      =============   =============   =============   =============
ALTERNATE YEAR OWNER DUES (i)                         $      187.50   $      212.50   $      237.50   $      287.50
                                                      =============   =============   =============   =============

(1) Alternate year owners pay this amount every year. Thus, when their year of use arrives, they will have paid the full dues amount for their year of use.

28-May-98                    PREMIERE VACATION CLUB
                         PRO FORMA FINANCIAL STATEMENTS
                               CASH FLOW STATEMENT

                                            YEAR 1          YEAR 2          YEAR 3          TOTAL
                                         ------------    ------------    ------------    ------------

CASH FLOW FROM OPERATIONS
       NET INCOME                        $  4,457,529    $  6,346,617    $  7,893,573    $ 18,697,718
       ADD NON CASH:
         COST OF SALES - TIMESHARE          3,803,625       4,347,000       4,347,000      12,497,625
                                         ------------    ------------    ------------    ------------
CASH FLOW FROM OPERATIONS                   8,261,154      10,693,617      12,240,573      31,195,343
                                         ------------    ------------    ------------    ------------
CASH FLOW FROM FINANCING

       CONSTRUCTION BORROWING                       0               0               0               0
       RELEASE PAYMENTS                             0               0               0               0
       TIMESHARE PAPER GENERATED          (14,175,000)    (16,200,000)    (16,200,000)    (46,575,000)
       BORROWING AGAINST TIMESHARE PAP     11,481,750      13,122,000      13,122,000      37,725,750
       PRINC COLL ON CUST NOTES               574,088       1,757,774       2,927,594       5,259,456
       APP OF CUSTOMER PYMTS               (1,530,900)     (4,687,397)     (7,806,918)    (14,025,215)
                                         ------------    ------------    ------------    ------------
       CASH FLOW FROM FINANCING            (3,650,063)     (6,007,623)     (7,957,324)    (17,615,009)
                                         ------------    ------------    ------------    ------------
CASH FLOW FROM INVESTING

       DISTRIBUTIONS TO SAN CARLOS         (2,978,210)     (1,395,968)     (2,824,748)     (7,198,925)
          PARTNERS                                                                                  0
                                                                                                    0
                                                                                                    0
                                                                                                    0
                                         ------------    ------------    ------------    ------------
       CASH FLOW FROM INVESTING            (2,978,210)     (1,395,968)     (2,824,748)     (7,198,925)
                                         ------------    ------------    ------------    ------------
NET CASH FLOW                               1,632,881       3,290,026       1,458,501       6,381,408
                                         ------------    ------------    ------------    ------------
BEGINNING CASH                                      0       1,632,881       4,922,907               0
                                         ------------    ------------    ------------    ------------
ENDING CASH AVAILABLE TO OTHER PARTN     $  1,632,881    $  4,922,907    $  6,381,408    $  6,381,408
                                         ============    ============    ============    ============